Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022 and January 1, 2021, respectively. The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives pro forma effect to the Business Combination as if it was completed on March 31, 2022.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical financial statements of OTR as of and for the year ended December 31, 2021, and the related notes, incorporated by reference;

•	the historical financial statements of OTR as of and for the three months ended March 31, 2022, and the related notes, incorporated by reference;

•	the historical financial statements of Comera as of and for the year ended December 31, 2021, and the related notes, incorporated by reference;

•	the historical financial statements of Comera as of and for the three months ended March 31, 2022, and the related notes, included elsewhere in this registration statement;

•

other information relating to OTR and Comera included in the definitive proxy statement/prospectus filed by OTR with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, including the Business Combination Agreement and the description of certain terms thereof set forth under “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement”, as well as the disclosures contained in the sections titled “OTR Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Comera Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The pro forma financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures about Acquired and Disposed Businesses, as adopted by the SEC in May 2020 (“Article 11”). The amended Article 11 became effective on January 1, 2021. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On January 31, 2022, OTR, Holdco, Comera Merger Sub, OTR Merger Sub and Comera entered into a Business Combination Agreement, as amended on May 19, 2022, pursuant to which (i) Comera Merger Sub merged with and into Comera, with Comera surviving the Comera Merger as a direct wholly-owned subsidiary of Holdco and (ii) OTR Merger Sub merged with and into OTR, with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of Holdco. The Business Combination closed on May 19, 2022.

In addition, an equity incentive plan (comprised of a to-be determined number of shares of Holdco Common Stock at Closing prior to any redemptions) will be adopted at the Closing initially aimed to be comprised of 10.0% of Holdco’s fully diluted shares outstanding (such 10.0% to be inclusive of the unvested incentive equity awards assumed by OTR at Closing). The equity incentive plan will be in line with other U.S. public companies and will be created for the benefit of Holdco’s management, the Holdco Board and employees. The final impact of the equity incentive plan has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage.

On March 1, 2022, OTR entered into a non-interest-bearing convertible promissory note with the Sponsor pursuant to which the Sponsor agreed to loan OTR up to an aggregate principal amount of $0.5 million (the “Note”). As of March 31, 2022, $0.1 million was borrowed under the Note which was repaid in connection with closing of the Business Combination.

On May 19, 2022, OTR, Comera, Holdco and Maxim Group LLC entered into a Settlement and Release Agreement (“Settlement Agreement”) pursuant to which OTR, Comera, Holdco and Maxim agreed, among other things that (1) all deferred underwriting fees owed to Maxim pursuant to the underwriting agreement between OTR and Maxim dated November 17, 2020 (the “Underwriting Agreement”) would be satisfied by the issuance by Holdco to Maxim of shares of Holdco Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”) equal in value to $3,395,389; (2) Maxim would waive its right of first refusal contained in the Underwriting Agreement to act for OTR, or any successor, in future public and private offerings; (3) certain fees owed to Maxim under the advisory agreement between Comera and Maxim, dated October 13, 2020, as amended on August 16, 2021 and January 25, 2022 (the “Comera Advisory Agreement”) would be satisfied by the issuance by Holdco to Maxim of Holdco Series A Preferred Stock equal in value to $910,000; (4) Maxim would invest $1.0 million in a private placement of Holdco Common Stock (the “Maxim Private Placement”) at a value of $10.25 per share, which shares would receive certain registration rights under a separate registration rights agreement, (5) the shares of Holdco Common Stock issued to Maxim as a success fee for the Business Combination under the Comera Advisory Agreement which were previously registered in the registration statement on Form S-4 to which the proxy statement/prospectus formed a part (the “Registration Statement”), would be unrestricted and freely tradable; and (6) certain of Maxim’s rights to fees for transactions and financings consummated after the Business Combination would be limited to transactions and financings with four specified counterparties previously introduced by Maxim.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2022

			Actual Redemptions
	OTR Acquisition Corp.	Comera Life Sciences, Inc.	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current Assets
Cash and cash equivalents	$83,673	$3,863,101	$107,097,296	A	$5,116,492
			(6,791,607)	C
			(100,135,971)	E
			1,000,000	I
Accounts receivable	—	148,000	—		148,000
Due from related parties	—	165	—		165
Deferred offering costs	—	316,655	(316,655)	C	—
Prepaid expenses and other current assets	12,680	49,972	2,129,375	C	2,192,027

Total Current Assets	96,353	4,377,893	2,982,438		7,456,684
Cash and marketable securities held in trust account	107,097,296	—	(107,097,296)	A	—
Restricted cash	—	50,000	—		50,000
Property and equipment, net	—	209,393	—		209,393
Right of use asset	—	291,156	—		291,156
Security deposit	—	32,200	—		32,200

TOTAL ASSETS	$107,193,649	$4,960,642	$(104,114,858)		$8,039,433

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$—	$631,477	$(93,862)	C	$537,615
Accrued expenses and other current liabilities	1,454,694	224,070	(1,472,920)	C	205,844
Deferred revenue	—	47,727	—		47,727
Lease liability - current	—	124,000	—		124,000
Promissory note	100,000	—	(100,000)	C	—

Total Current Liabilities	1,554,694	1,027,274	(1,666,782)		915,186
Deferred underwriting fee payable	3,395,389	—	(3,395,389)	B	—
Lease liability - noncurrent	—	169,571	—		169,571
Derivative warrant liabilities	2,079,208	—	(984,846)	H	1,094,362

TOTAL LIABILITIES	7,029,291	1,196,845	(6,047,017)		2,179,119

Commitments and contingencies
Class A common stock subject to possible redemption (redemption value of approximately $10.25 per share)	107,085,338	—	(107,085,338)	E	—
Convertible preferred stock	—	20,857,453	(20,857,453)	F	—
Series A convertible preferred stock	—	—	3,395,389	B	4,305,389
			910,000	C
STOCKHOLDERS’ (DEFICIT) EQUITY
Class A common stock ($0.0001 par value)	18	—	262	D	1,595
			68	E
			1,237	F
			10	I
Class B common stock ($0.0001 par value)	262	—	(262)	D	—
Common stock ($0.001 par value)	—	1,354	(1,354)	F	—
Additional paid-in capital	—	2,684,210	(2,795,319)	C	22,759,336
			6,949,299	E
			13,936,310	F
			28,214,458	G
			(28,214,458)	G
			984,846	H
			999,990	I
Accumulated deficit	(6,921,260)	(19,779,220)	6,921,260	F	(21,206,006)
			(1,426,786)	C

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(6,920,980)	(17,093,656)	25,569,561		1,554,925

TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ (DEFICIT) EQUITY	$107,193,649	$4,960,642	$(104,114,858)		$8,039,433

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2022

			Actual Redemptions
	OTR Acquisition Corp.	Comera Life Sciences, Inc.	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$95,334	$—		$95,334
Cost of revenue	—	44,524	—		44,524
Operating expenses
Research and development	—	487,217	—		487,217
Operating costs	1,619,231	—	—		1,619,231
General and administrative	—	2,016,245	1,426,786	cc	3,443,031

Total operating expenses	1,619,231	2,503,462	1,426,786		5,549,479

Loss from operations	(1,619,231)	(2,452,652)	(1,426,786)		(5,498,669)

Other income (expense):
Interest earned on marketable securities held in trust account	10,783	—	(10,783)	aa	—
Change in fair value of derivative warrant liabilities	3,441,508	—	(1,626,992)	bb	1,814,516
Interest expense	—	(77)	—		(77)
Other expense, net	—	(426,666)	—		(426,666)

Total other income (expense)	3,452,291	(426,743)	(1,637,775)		1,387,850

Net income (loss) before income taxes	1,833,060	(2,879,395)	(3,064,561)		(4,110,819)
Provision for income taxes	—	—	—		—

Net income (loss)	$1,833,060	$(2,879,395)	$(3,064,561)		$(4,110,819)

Basic and diluted weighted average shares outstanding of redeemable Class A common stock	10,447,350	—			—

Basic and diluted net income per share, redeemable Class A common stock	$0.14	$—			$—

Basic and diluted weighted average shares outstanding of non-redeemable common stock	2,794,667	—		dd	15,937,185

Basic and diluted net income per share, non-redeemable common stock	$0.14	$—			$(0.26)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders - basic and diluted	—	931,672			—

Net loss per share attributable to common stockholders - basic and diluted	$—	$(3.09)			$—

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

			Actual Redemptions
	OTR Acquisition Corp.	Comera Life Sciences, Inc.	Pro Forma Adjustments	Notes to Pro Forma Adjustments	Pro Forma Combined
Revenue	$—	$319,832	$—		$319,832
Cost of revenue	—	161,008	—		161,008
Operating expenses
Research and development	—	1,752,669	—		1,752,669
Operating costs	1,054,173	—	—		1,054,173
General and administrative	—	3,941,783	2,599,240	cc	6,541,023

Total operating expenses	1,054,173	5,694,452	2,599,240		9,347,865

Loss from operations	(1,054,173)	(5,535,628)	(2,599,240)		(9,189,041)

Other income (expense):
Interest earned on marketable securities held in trust account	37,679	—	(37,679)	aa	—
Change in fair value of derivative warrant liabilities	5,703,667	—	(2,672,652)	bb	3,031,015
Gain on debt extinguishment	—	160,588	—		160,588
Change in fair value of convertible notes	—	(76,738)	—		(76,738)

Total other income (expense)	5,741,346	83,850	(2,710,331)		3,114,865

Net income (loss) before income taxes	4,687,173	(5,451,778)	(5,309,571)		(6,074,176)
Provision for income taxes	—	—	—		—

Net income (loss)	$4,687,173	$(5,451,778)	$(5,309,571)		$(6,074,176)

Basic and diluted weighted average shares outstanding of redeemable Class A common stock	10,447,350	—			—

Basic and diluted net income per share, redeemable Class A common stock	$0.35	$—			$—

Basic and diluted weighted average shares outstanding of non-redeemable common stock	2,794,667	—		dd	15,937,185

Basic and diluted net income per share, non-redeemable common stock	$0.35	$—			$(0.38)

Weighted-average number of common shares used in computing net loss per share attributable to common stockholders - basic and diluted	—	3,906,889			—

Net loss per share attributable to common stockholders - basic and diluted	$—	$(1.40)			$—

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Business Combination

On January 31, 2022, OTR, Holdco, Comera Merger Sub, OTR Merger Sub and Comera entered into the Business Combination Agreement, as amended on May 19, 2022, pursuant to which (i) Comera Merger Sub merged with and into Comera, with Comera surviving the Comera Merger as a direct wholly-owned subsidiary of Holdco and (ii) OTR Merger Sub merged with and into OTR, with OTR surviving the OTR Merger as a direct wholly-owned subsidiary of Holdco.

As a result of the Business Combination Agreement, former stockholders of Comera and advisor received an aggregate number of shares of OTR common stock equal to $126 million divided by $10.00, or 12,600,000 shares, including 233,030 shares subject to stock options at a per share exercise price of $0.58.

The following summarizes the pro forma shares of the Combined Company’s Class A common stock to be outstanding after giving effect to the Business Combination and Private Placement (excluding any earn-out):

	Actual Redemptions
	Shares	%
Comera Stockholders(1)	12,255,625	75.7%
OTR Public Stockholders	677,987	4.2%
OTR Founders	2,611,838	16.2%
Maxim Partners LLC(2)	624,765	3.9%

Total	16,170,215	100.0%

(1)	Includes 233,030 shares of the Combined Company’s Class A common stock subject to stock options immediately exercisable for $0.58 per share.
(2)

Represents (i) 97,561 shares of the Combined Company’s Class A common stock purchased by Maxim Partners LLC (“Maxim”) for $1,000,000 immediately prior to close of the Business Combination, (ii) 344,375 shares of the Combined Company’s Class A common stock issued to Maxim by the former Comera shareholders as partial payment of Maxim’s advisory fee, and (iii) 182,829 shares of the Combined Company’s Class A common stock issued to Maxim in exchange for a like number of shares of OTR common stock received in connection with OTR’s initial public offering.

Note 2 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with SEC Regulation S-X Article 11, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020 (“Article 11”). The historical financial information of OTR and Comera has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination, in accordance with GAAP.

The Business Combination will be accounted for as a reverse recapitalization because Comera has been determined to be the accounting acquirer under FASB ASC Topic 805, Business Combinations. The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	The pre-Business Combination stockholders of Comera will hold majority of voting rights in the Combined Company;

•	The pre-Business Combination stockholders of Comera appointed the majority of directors to the Combined Company’s Board of Directors;

•	Senior management of Comera comprise the senior management of the Combined Company; and

•	The operations of Comera comprise the only ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination will be treated as Comera issuing equity for the net assets of OTR, with no goodwill or intangible assets recorded.

In addition, the values will be based on the actual values as of the closing date. The differences that may occur between the preliminary estimates and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 3 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

A	Cash released from trust

Adjustment to transfer $107.1 million of marketable securities held by OTR in trust and converted into cash resources upon close of the Business Combination. Represents the impact of the Business Combination on the cash balance of the Combined Company.

B	Deferred underwriter fee

Adjustment relates to the settlement of deferred underwriting fee of $3.4 million related to the November 17, 2020 initial public offering of OTR for 3,395 shares of Series A convertible preferred stock (“Series A Preferred Stock”) of the Combined Company immediately prior to closing of the Business Combination. This amount will be recognized as an increase in mezzanine classified Series A Preferred Stock and a decrease in the deferred underwriting fee payable.

C	Transaction costs and repayment of the Note

Adjustment relates to the repayment of the Note for $0.1 million and settlement of $7.6 million of transaction related costs for a combination of $6.7 million of cash and 910 shares of Series A Preferred Stock with an fair value of $910 thousand. The transaction related costs include $2.8 million of offering costs which are direct and incremental to the transaction, $2.1 million of prepaid insurance, $2.7 million of general and administrative expenses.

D	Automatic conversion of OTR Class B common stock into Class A common stock

Adjustment of $262 relates to the conversion of 2,611,838 OTR Class B common stock with a par value of $0.0001 into Class A common stock with a par value of $0.0001 on a one-to-one basis.

E	Reclassification of OTR Class A common stock redeemed

This adjustment relates to the (i) reclassification of 677,987 shares of OTR Class A common stock subject to redemption, with a par value of $0.0001 into 677,987 shares of Class A common stock, resulting in an increase in OTR Class A common stock par value not subject to redemption of approximately $68 and an increase of additional paid-in capital of $6.9 million, and ii) redemption of 9,769,363 OTR Class A common stock subject to redemption at a redemption price of $10.25 per share, resulting in a decrease of $101.1 million and $107.1 million in cash and OTR Class A common stock subject to redemption, respectively.

F	Conversion of Comera’s equity interests into OTR Class A common stock

Represents an exchange of convertible preferred stock (Series A and Series B) and common stock in Comera by the former stockholders of Comera for 12,366,970 shares of Class A common stock with a par value of $0.0001 per share and 233,030 shares of Class A common stock subject to stock options to purchase shares of Class A common stock at a per share exercise price of $0.58. The pro forma adjustment of the reverse recapitalization is as follows:

•	An adjustment to eliminate OTR’s accumulated deficit of approximately $6.9 million.

•

Using an Exchange Ratio of approximately 0.8313 -for-1 the total number of shares of the Combined Company’s common stock and options to be issued to Comera Stockholders and advisor will be 12,600,000 shares. Based on a par value of $0.0001, the initial adjustment to the Combined Company’s common stock par value balance will be approximately $1,237. The 12,600,000 shares and stock options to be issued to Comera Stockholders and advisor is calculated by applying the exchange ratio to the outstanding common and preferred stock of Comera as of March 31, 2022. As of that date, there were 1,354,289 and 13,802,758 shares of common and preferred stock outstanding, respectively, which will convert into 12,366,970 shares of the Combined Company’s common stock and 233,030 shares of the Combined Company’s common stock subject to stock options at a per share exercise price of $0.58. Refer to the table below.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Comera outstanding common stock	1,354,289
Number of shares to be issued in connection with Comera preferred stock conversion into common stock	13,802,758

Total Comera common stock before exchange	15,157,047
x: Exchange ratio	0.8313

Total number of shares of Common Stock and stock options issued to Comera stockholders and advisor post merger	12,600,000

G	Earn-out shares

Adjustment reflects the preliminary estimated fair value of the Earn-Out Shares contingently issuable to the eligible Comera Stockholders. The preliminary fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. The actual fair value could change materially. Refer to Note 4 for more information.

H	Reclassification OTR Public Warrants from liability to equity

Adjustment related to the reclassification of the OTR Public Warrants from liability. Reduction of warrant liability balance by $1.0 million, which represents the fair value of the OTR Public Warrants at March 31, 2022, with an offsetting increase to additional paid-in-capital for the same amount.

Upon the closing of the Business Combination, shares underlying the OTR Public Warrants are not redeemable and the Combined Company will have one single class of voting stock, which does not preclude the OTR Public Warrants from being considered indexed to the Combined Company’s equity and allows the OTR Public Warrants to meet the criteria for equity classification per ASC 815-40, Contracts on an Entity’s Own Equity.

The OTR Private Warrants would continue to be classified as liabilities following the Business Combination because their settlement amount differs depending on the identity of the holder.

I	Issuance of Class A common stock

Adjustment reflects the sale of 97,561 shares of common stock to Maxim Partners LLC in a private placement at a price per share of $10.25 for aggregate gross proceeds of $1.0 million.

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2022

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 are as follows:

aa	Exclusion of interest income

Represents elimination of interest earned on cash and marketable securities held in the trust account.

bb	Exclusion of change in fair value of derivative warrant liabilities

Represents elimination of change in fair value of derivative liabilities associated with the OTR Public Warrants.

cc	Recognition of transaction costs

Represents general and administrative costs incurred in connection with the transaction.

dd	Net loss per share

Represents the net loss attributable to common stockholders per share calculated using the common shares outstanding immediately following the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The calculation of diluted loss per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering or options issued to former Comera stockholders in connection with the Business Combination since the inclusion of such warrants and options would be anti-dilutive. Earn-Out Shares have been excluded from basic and diluted net loss per share calculation since these shares have not been earned or achieved.

For the Three Months Ended March 31, 2022
Net loss	$(4,110,896)
Weighted average common stock outstanding, basic and diluted	15,937,185
Net loss per share of common stock, basic and diluted	$(0.26)

Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

aa Exclusion of interest income

Represents elimination of interest earned on cash and marketable securities held in the trust account.

bb Exclusion of change in fair value of derivative warrant liabilities

Represents elimination of change in fair value of derivative liabilities associated with the OTR Public Warrants.

cc Recognition of transaction costs

Represents general and administrative costs incurred in connection with the transaction.

dd Net loss per share

Represents the net loss attributable to common stockholders per share calculated using the common shares outstanding immediately following the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares of common stock outstanding for basic and diluted net loss attributable to common stockholders per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented. The calculation of diluted loss per common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering or options issued to former Comera Stockholders in connection with the Business Combination since the inclusion of such warrants and options would be anti-dilutive. Earn-Out Shares have been excluded from basic and diluted net loss per share calculation since these shares have not been earned or achieved.

For the Year Ended December 31, 2021
Net loss	$(6,074,176)
Weighted average Class A common stock outstanding, basic and diluted	15,937,185
Net loss per share of Class A common stock, basic and diluted	$(0.38)

Note 4 — Earn-Out Shares

In accordance with the Business Combination Agreement, 3,150,000 shares are contingently issuable to Comera Stockholders upon the occurrence of the Earn-Out Trigger, defined within the Business Combination Agreement as either (i) the date on which the common stock price equals or exceeds $12.50 over at least 20 trading days out of 30 consecutive trading day period or (ii) upon a change of control with aggregate consideration in excess of $12.50 per share, during the two-year period following the close date of the Business Combination. If a Change of Control occurs during the Earn-Out Period that results in the holders of shares of Holdco Common Stock receiving consideration equal to or in excess of $12.50 per share, then, immediately prior to the consummation of such Change of Control, the Earn-Out Trigger, to the extent that it has not been previously satisfied, shall be deemed to be satisfied if (i) the aggregate proceeds paid to, or in the event of an asset sale, available for distribution to, stockholders of Holdco in such Change of Control transaction divided by (ii) (a) the number of outstanding shares of Holdco Common Stock immediately prior to the consummation of such Change of Control transaction plus (b) Earn-Out Shares, is equal to or exceeds $12.50. The preliminary estimated fair

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

value of the Earn-Out Shares is approximately $8.96 per share, or $28.2 million in the aggregate. If the Earn-Out Trigger is not achieved for the two-year period following the close date of the Business Combination, the Earn-Out Shares will be cancelled. The contingent obligation to issue Earn-Out Shares to former Comera Stockholders is considered indexed to the Combined Company’s own stock and meets the equity classification under ASC 815, Derivatives and Hedging.

While the shares are legally issued and placed into escrow, they are not considered outstanding for accounting purposes until resolution of the earn-out contingency.

The preliminary estimated acquisition-date fair value of the Earn-Out Shares was determined using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a weekly basis over the Earn-Out Period using the most reliable information available. Assumptions used in the valuation were as follows:

March 31, 2022
Fair value of common stock	$10.20
Selected volatility	90%
Risk-free interest rate	2.25%
Contractual term (years)	2.00